Exhibit 99.1

MOGUL ENERGY ANNOUNCES CHANGES IN MANAGEMENT

Houston, TX – February 1, 2011 –Mogul Energy International, Inc. ("Mogul") today announced several changes to the Mogul Management and Advisory team, effective February 1, 2011.

John Masters will step down as Chairman of the Board and will assume the role of Chairman of Mogul's "Advisory Team".  This will allow Masters to better utilize and focus his vast experience in guiding the Company in areas of strategic investments and planning.  In this role, Masters will be adding new members to the Advisory Team as well as re-aligning Mogul's management to ensure timely and proper review of potential oil and gas opportunities such as the producing basins of the Rocky Mountain region and other oil and gas prospects introduced by Masters.

Naeem Tyab in turn, will step down as President and fill the vacancy of "Chairman of the Board" left by Masters. In the past, Tyab has been instrumental in providing corporate direction and the financial capital to fund Mogul's exploration efforts.  In his new role, Tyab will continue to oversee and implement Mogul's strategic plan.

Executive Vice President, Tim Turner, will become President and Chief Executive Officer.  Concurrent with this appointment, Turner will become a director on Mogul’s board.   As President and CEO, Turner will continue to lead Mogul’s exploration and production operations in the lower 48 states.   Under Turner’s leadership, Mogul has been able to partner with several other entities to develop prospects and drilling opportunities in the Texas Gulf Coast region.  Turner will be tasked to develop strategies to drive revenue, seek to improve company profits, ensuring proper forecasting and management of key financial data, determining appropriate staff levels and running the day-to-day operations.

“Tim’s success in bringing together quality exploitation prospects and seeking partners for our south Texas program has been clearly evident,” Naeem Tyab said.  This makes him the perfect person to assume the role of president and CEO role at this extremely important time in Mogul’s effort to create greater value for the company.  Mogul will only succeed if quality prospects are developed and Tim is entirely committed to improving that effort.”

About Tim Turner
Tim Turner received his undergraduate degree in Petroleum Land Management from the University of Texas at Austin in 1980.  Turner has more than thirty years of varied experience in the upstream oil and gas industry establishing and maintaining productive business relationships with partners; negotiating complex joint venture agreements; overseeing all business partner operations; negotiating legal agreements; preparing long-range and short-term business plans, revenue forecasts and cost projections.  He has been active on numerous national, state and local boards and committees since 1979.  Turner is a skilled negotiator, having taught several courses in public speaking and negotiations for industry professionals and is a qualified mediator.  Turner is a member of the Mediation Section of the State Bar of Texas and was a very active member of the American Association of Professional Landmen, having served on the board for several years and ultimately receiving one of the Associations highest public service awards.

About Mogul Energy International, Inc.:

Mogul Energy International, Inc. (“Mogul”) is an oil and gas exploration company headquartered in Houston, Texas. The common shares of Mogul are quoted on the OTC Bulletin Board (OTCBB) system under the symbol "MGUY," and the Frankfurt Stock Exchange (“FSE”) under the symbol ‘BKX’. Further information concerning Mogul can be found in the company’s filings with the U.S. Securities and Exchange Commission (http://www.sec.gov). For more information about Mogul Energy International, Inc., go to MogulEnergy.com.

Forward-Looking Statements:

This news release contains "forward-looking statements" within the meaning of the securities laws, which are based on current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expects," "intends," "plans," "may," "could," "should," "anticipates," "likely," "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Inherent in Mogul Energy International, Inc.’s (“Mogul”) business plan is a belief that Mogul can successfully explore oil and gas properties in Canada and the United States, and that Mogul can participate in the development of those properties. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Mogul’s control, which could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please refer to Mogul Energy's filings with the U.S. Securities and Exchange Commission. Mogul assumes no obligation to update or supplement such forward-looking statements other than as required by law.

For more information, contact:
Naeem Tyab
Mogul Energy International, Inc.
naeem@mogulenergy.com

Tim Turner
Mogul Energy International, Inc.
2500 Wilcrest Dr., Ste. 405
Houston, TX 77042
Tel: 713-784-2446